Entergy Corporation
639 Loyola Avenue
New Orleans, LA 70113

Exhibit 99.1
News
Release

Date:	April 19, 2012

For Release:	Immediate

Contact:	Michael Burns (Media) (504) 576-4238 mburns@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com

Entergy Provides Preliminary First Quarter Earnings Guidance

New Orleans, La. – Entergy Corporation (NYSE: ETR) today indicated that it expects first quarter 2012 financial results to reflect an as-reported loss of approximately $(0.87) per share and operational earnings of approximately $0.43 per share. First quarter 2012 results included two non-cash charges arising from an asset impairment taken in accordance with financial accounting rules (classified as a special item discussed below) and a write-off of a regulatory asset associated with income taxes (included in operational results discussed below). Results for first quarter 2011 were $1.38 per share on both an as-reported basis and an operational basis. Entergy also updated its previously issued operational earnings guidance for 2012.

As-reported results are prepared in accordance with generally accepted accounting principles (GAAP) and are comprised of operational earnings (described below) and special items. Special items were recorded in the first quarter of 2012 for:

•	the impairment in connection with the Vermont Yankee nuclear plant and
•	expenses associated with the proposed spin-off and merger of Entergy’s electric transmission business into ITC Holdings Corp.

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News Release:  Entergy Provides Preliminary First Quarter Earnings Guidance

April 19, 2012

Under GAAP, power plants and other long-lived assets are generally required to be accounted for on a historical cost basis, unless a triggering event occurs which requires an impairment evaluation. In the case of Vermont Yankee, as described in our prior financial statement filings with the U.S. Securities and Exchange Commission, Entergy has performed quarterly impairment evaluations since early 2010, triggered by state actions to shut down the plant early. A number of factors and inputs are used in the Vermont Yankee impairment evaluation, including the status of pending legal and state regulatory matters, as well as assumptions about future revenues and costs of the plant. Under the accounting rules, these inputs are required to be estimated as of the end of each quarterly period. The decline in the overall energy market and forward price of energy at March 31, 2012, which is used as an input in the current accounting analysis, yielded a different impairment result now as compared to earlier quarters.

The triggering event and impairment result are unique to Vermont Yankee. This impairment does not reflect a change in Entergy’s point of view of the economic value of the plant assuming continued operation through 2032, nor does it impact the company’s continued commitment to invest to assure safe operations of the plant, which is always the top priority. It is also does not reflect a change in Entergy’s point of view on the legal and state regulatory proceedings associated with obtaining certainty on continued operation of Vermont Yankee.

Utility

The quarter-over-quarter decrease in Utility’s operational earnings was due primarily to higher income tax expense and lower net revenue. The increase in income tax expense resulted from a first quarter 2012 non-cash adjustment of approximately $0.25 per share to write off a regulatory asset for income taxes to appropriately align the financial accounting treatment with the regulatory treatment of income taxes for certain items. This regulatory asset represented income tax expense currently reflected in rates, and as such, cannot be recovered in the future.

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News Release:  Entergy Provides Preliminary First Quarter Earnings Guidance

April 19, 2012

Utility net revenue declined due to a significant unfavorable weather variance reducing sales volumes compared to the first quarter of 2011. Partially offsetting was growth in weather-adjusted sales volumes across the three customer classes. Higher non-fuel operation and maintenance expenses also contributed to the lower earnings results.

Entergy Wholesale Commodities

On an operational basis, Entergy Wholesale Commodities’ first quarter 2012 earnings were below the prior year period largely due to lower net revenue. This decline in EWC’s net revenue was driven primarily by lower pricing associated with the nuclear fleet. Also contributing to the lower results was an increase in non-fuel operation and maintenance expenses.

Parent & Other

Parent & Other’s operational results declined during the quarter due to several individually insignificant items.

Earnings Guidance

As a result of the non-cash write-offs discussed above and significant unfavorable weather in the first quarter of 2012, Entergy updated its 2012 operational earnings guidance to be in the range of $4.85 to $5.65 per share. The revised operational guidance range also reflects previously identified challenges resulting from the lower-than-planned pension discount rate and other updated pension assumptions and lower market energy prices for EWC’s open position, as well as opportunities to offset these challenges. Entergy’s previous guidance range was $5.40 to $6.20 per share on an operational basis. As-reported earnings guidance for 2012 will be updated to reflect special items as reported throughout the year. Special items for the first quarter of 2012 are expected to total approximately $(1.30) per share.

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News Release:  Entergy Provides Preliminary First Quarter Earnings Guidance

April 19, 2012

           A teleconference will be held at 10 a.m. CT on Thursday, April 26, 2012, to discuss Entergy’s first quarter 2012 earnings announcement, and may be accessed by dialing (719) 457-2080, confirmation code 4034210, no more than 15 minutes prior to the start of the call. The call and presentation slides can also be accessed via Entergy’s website at www.entergy.com. A replay of the teleconference will be available for seven days thereafter by dialing (719) 457-0820, confirmation code 4034210.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $11 billion and approximately 15,000 employees.

Additional investor information can be accessed online at
www.entergy.com/investor_relations.

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News Release:  Entergy Provides Preliminary First Quarter Earnings Guidance

April 19, 2012

In this news release, and from time to time, Entergy makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in: (i) Entergy’s Form 10-K for the year ended December 31, 2011 and (ii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (f) conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and subsequent securities filings, and (g) risks inherent in the proposed spin-off and subsequent merger of Entergy’s electric transmission business into a subsidiary of ITC Holdings Corp. Entergy cannot provide any assurances that the spin-off and merger transaction will be completed and cannot give any assurance as to the terms on which such transaction will be consummated. The spin-off and merger transaction is subject to certain conditions precedent, including regulatory approvals and approval by ITC Holdings Corp. shareholders.